Exhibit 1.1

EXECUTION VERSION

DOWDUPONT INC.

Debt Securities

UNDERWRITING AGREEMENT

November 14, 2018

Ladies and Gentlemen:

DowDuPont Inc., a Delaware corporation (the “Company”), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 1(a) (“Securities”). The Securities will be issued under an indenture, dated as of the date of the Closing, between the Company and U.S. Bank National Association, as Trustee, as supplemented through the date of the Closing, as defined below (the “Indenture”), and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions and other terms, with all such terms for any particular series of the Securities being determined at the time of the sale. Particular series of the Securities may be sold to you and to such other firms on whose behalf you may act for resale in accordance with terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the “Purchased Securities”. The firm or firms which agree to purchase the same are hereinafter referred to as the “Underwriters” of such Purchased Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if such Terms Agreement does not specify any representative of the Underwriters, the term “Representatives” as used in this Agreement with respect to the Purchased Securities that are the subject of such Terms Agreement (other than in Section 5(a)), shall mean the Underwriters. The term “you” or “your”, when used with reference to any particular offering of Purchased Securities, shall refer to those of you who are Underwriters with respect to such Purchased Securities. The term “Contract Securities” means any Purchased Securities to be purchased pursuant to the delayed delivery contracts referred to in Section 3(b) below.

1.      Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters with respect to each offering of Purchased Securities that:

(a)    A registration statement (No. 333-227202), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933 (the “Act”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Purchased Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. “Prospectus” means the final prospectus supplement and prospectus relating to the Purchased Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”).

(b)    The Registration Statement and the Prospectus comply in all material respects with the requirements of the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”), and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in the light of the circumstances under which they were made, except that these representations and warranties in this Section 1(b) do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon information furnished to the Company by or on behalf of the Underwriters expressly for use therein.

(c)    As of the applicable time set forth in the Terms Agreement (the “Applicable Time”), the Statutory Prospectus, together with the Issuer Free Writing Prospectus appearing as Schedule A to the Terms Agreement for the Purchased Securities (collectively, the “General Disclosure Package”), does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements in or omissions from the General Disclosure Package based upon information furnished to the Company by or on behalf of the Underwriters expressly for use therein.

As used in this paragraph and elsewhere in this agreement, “Statutory Prospectus” as of any time means the prospectus relating to the Purchased Securities that is included in the Registration Statement immediately prior to the Applicable Time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the time that form of prospectus is actually filed with the Commission pursuant to Rule 424(b).

(d)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Purchased Securities and (ii)

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as of the date of the Terms Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)    Each Issuer Free Writing Prospectus listed in the Terms Agreement does not conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

(f)    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or of any of its subsidiaries in the course of his or her actions for or on behalf of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws in all material respects and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Foreign Corrupt Practices Act of 1977, as amended.

(g)    To the knowledge of the Company, the operations of the Company and its subsidiaries are and for the past five years have been conducted in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or binding guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or

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governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(h)    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT) or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea and Syria). The Company will not use the proceeds of the offering to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(i)    The pro forma financial statements, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect a proper application of those adjustments to the corresponding historical financial statement amounts, and the pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

2.    Representations and Warranties of the Company and the Underwriters. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Purchased Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, other than the final term sheet prepared and filed pursuant to Section 4(h) of this Agreement and one or more term sheets relating to the Purchased Securities containing customary information and conveyed to purchasers of the Purchased Securities; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses listed in the Terms Agreement. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus (as defined in Rule 433, an “Issuer Free Writing Prospectus”) and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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3.      Purchase and Offering. (a) The obligations of the Underwriters to purchase the Purchased Securities will be evidenced by an exchange of telegraphic or other written communications substantially in the form of Schedule I attached hereto (“Terms Agreement”) at each time the Company determines to sell Purchased Securities. Each Terms Agreement shall incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and shall specify the firms which will be Underwriters, the principal amount of Purchased Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Purchased Securities not otherwise specified in the Indenture, including, but not limited to, interest rates, if any, maturity, redemption provisions and sinking fund requirements. Each Terms Agreement shall also specify the time and date of delivery and payment for the Purchased Securities other than any Contract Securities (as defined below) (the “Closing Date”) and any details of the terms of offering which should be reflected in the prospectus supplement relating to the offering of the Purchased Securities. Such prospectus supplement shall set forth the terms contained in the Terms Agreement and such other information that the Representatives and the Company agree at the time of execution of the Terms Agreement should be included in the prospectus supplement. The obligations of the Underwriters to purchase the Purchased Securities shall be several and not joint. It is understood that the Underwriters propose to offer the Purchased Securities for sale as set forth in such prospectus supplement. The Purchased Securities will be issued in definitive or book-entry form in such denominations and registered in such names as the Underwriters request.

(b)    If any Terms Agreement provides for sales of Purchased Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase securities pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule II attached hereto with such changes therein as the Company may approve (“Contract Securities”). Delayed Delivery Contracts are to be signed with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, if the applicable Terms Agreement provides for sales of Purchased Securities pursuant to delayed delivery contracts, the Company will pay the Underwriters as compensation, for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities shall be deducted from the Purchased Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Purchased Securities set forth opposite each Underwriter’s name on Schedule B to such Terms Agreement, except to the extent that you determine that such reduction shall be otherwise and so advise the Company.

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4.      Covenants of the Company. In connection with each offering of Purchased Securities, the Company covenants and agrees with the Underwriters that:

(a)    If at any time when, in the opinion of counsel for the Underwriters, a prospectus relating to the Purchased Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 thereunder) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Rules or Regulations thereunder, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance and furnish, at its own expense, a reasonable number of copies of such amendment or supplement to you.

(b)    The Company will furnish to the Representatives copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request; provided that no Statutory Prospectuses shall be required to be delivered to the Representatives in printed form.

(c)    Before amending or supplementing the Registration Statement or the Prospectus with respect to any Purchased Securities, the Company will furnish you a copy of each proposed amendment or supplement.

(d)    The Company will promptly advise the Representatives of (i) the institution by the Commission of any stop order in respect of the Registration Statement or the threatening of any proceeding for that purpose and (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Purchased Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible withdrawal thereof.

(e)    The Company will arrange for the qualification of the Purchased Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject.

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(f)    Not later than 45 days after the end of the 12-month period beginning at the end of any fiscal quarter of the Company during which the Closing Date occurs, the Company will make generally available to its security holders an earnings statement covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g)    The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred in connection with state securities or Blue Sky qualifications of the Purchased Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and printer’s fees relating thereto and for any fees charged by investment rating agencies for rating of the Purchased Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(h)    Until one business day after the Closing Date, the Company will not offer, sell, contract to sell or announce the offering of any of its debt securities (other than the Purchased Securities) covered by any registration statement filed under the Act without prior written notice to you.

(i)    The Company will prepare a final term sheet, containing solely a description of the Purchased Securities, in the form of Schedule A to the Terms Agreement and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(j)    If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented.

(k)    The Company has not taken, and will not take, directly or indirectly, any action that is designed, or would reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchased Securities or to result in a violation of Regulation M under the Exchange Act.

5.      Conditions. The several obligations of the Underwriters to purchase and pay for any issue of Purchased Securities hereunder will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Subsequent to the execution of the Terms Agreement there shall not have occurred (i) any change, or any development involving a prospective

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change, in or affecting the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters (including any Representatives), materially impairs the investment quality of the Purchased Securities or (ii) any downgrading in the rating of the Company’s debt securities or preferred stock by Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Ltd.

(b)    No stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(c)    The Underwriters shall have received the following:

(1)      Letters of (A) Deloitte and Touche LLP and (B) PricewaterhouseCoopers LLP, dated the date of the Terms Agreement and the Closing Date, in form and substance satisfactory to you, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(2)      An opinion of the General Counsel or any Assistant General Counsel of the Company, dated the Closing Date, to the effect that:

(A)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority under such laws to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the ownership or leasing of its properties or in which the conduct of its business requires such qualifications, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on the business or properties of the Company, with such materiality assessed after giving pro forma effect to the spin-off transactions described in the Prospectus;

(B)    The Purchased Securities have been duly authorized and executed and when authenticated, delivered to and paid for by the Underwriters or by institutional investors pursuant to any Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

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(C)    The Indenture has been duly authorized, executed and delivered; has been duly qualified under the Trust Indenture Act; and constitutes a valid and legally binding instrument in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights;

(D)    The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, the final term sheet contemplated by Section 4(h) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, has been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the descriptions in the Registration Statement and the Prospectus of the Purchased Securities and of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial data contained in the Registration Statement or the Prospectus;

(E)    The descriptions in the General Disclosure Package of the Purchased Securities and of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information required to be shown; it being understood that such counsel need express no opinion as to the financial data contained in the General Disclosure Package;

(F)    This Agreement, the Terms Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

(G)    The issuance of the Purchased Securities in accordance with the Indenture and the sale thereof in accordance with the terms of this Agreement, the Terms Agreement, or of any Delayed Delivery Contracts do not and will not result in any violation of any of the terms or provisions of the Company’s certificate of incorporation or bylaws or of any indenture, mortgage or other agreement known to such counsel by which the Company is bound; and

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(H)    No consent, approval, authorization or order of, or filing with, any regulatory board, agency or instrumentality having jurisdiction over the Company (other than registration under the Act and qualification under state securities or Blue Sky laws) is necessary in connection with the issuance and sale of the Purchased Securities.

(3)      A letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, dated as of the Closing Date, to the effect that:

(A)    Assuming the accuracy of the representations and warranties of the Company set forth herein, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations and, pursuant to Section 309 of the Trust Indenture Act of 1939, the Indenture has been qualified under the Trust Indenture Act of 1939; and to such counsel’s knowledge, based solely upon such counsel’s review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; the Registration Statement, at the time of its effectiveness and the Prospectus, as of the date of the prospectus supplement related to the issuance of the Purchased Securities, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement, at the time of its effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the prospectus supplement related to the issuance of the Purchased Securities and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s

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assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1); and

(B)    No facts have come to such counsel’s attention that have caused such counsel to believe that the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

(4)    An opinion or opinions of counsel for the Underwriters as to such of the matters stated in clauses (2) and (3) above as you shall request.

(5)    A certificate of any one of the Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary, any Co-Controller or any Assistant Secretary of the Company, dated the Closing Date, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole and with such materiality assessed after giving pro forma effect to the spin-off transactions described in the Prospectus, except as set forth or contemplated in the General Disclosure Package and the Prospectus or as described in such certificate.

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(6)    Certificates, dated as of the date of the Terms Agreement and as of the Closing Date, signed by the Co-Controller of the Company, with respect to certain financial data contained in or incorporated by reference in each of the General Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Underwriters.

(d)    The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

6.      Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the General Disclosure Package, any preliminary prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person, as incurred, for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    The Underwriters, severally, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the General Disclosure Package, any preliminary prospectus or any Issuer Free Writing Prospectus, in the light of the

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circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 6(a) and by the Company in the case of parties indemnified pursuant to Section 6(b). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(d)    If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the

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other from the offering of the Purchased Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claim, damages or liabilities, as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Purchased Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Purchased Securities purchased by such Underwriters and not joint.

7.      Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities under any Terms Agreement and the aggregate principal amount of Purchased Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Purchased Securities, you may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under such Terms Agreement, to purchase the Purchased Securities which

14

such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Purchased Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of Purchased Securities and arrangements satisfactory to you and the Company are not made within thirty-six hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. The foregoing obligations and agreements set forth in this Section will not apply if the Purchased Securities are being purchased pursuant to a “bought deal” which is identified as such in the Terms Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.      Termination. If Purchased Securities are being purchased pursuant to a “firm bid” which is identified as such in the Terms Agreement, such Terms Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to delivery of and payment for the Purchased Securities, if prior to such time there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market if, in your judgment, the effect of any such suspension makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Purchased Securities; (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Securities.

9.      Acknowledgements. The Company acknowledges that in connection with the offering of the Purchased Securities: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and any Terms Agreement and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty owed to the Company in connection with the offering of the Purchased Securities.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15

10.      Entire Agreement. This Agreement and the Terms Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Purchased Securities, represent the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus and the General Disclosure Package, and the conduct of the offering, and the purchase and sale of the Purchased Securities.

11.      Survival of Representations, Warranties, etc. The respective representations, warranties, agreements and indemnities of the Company and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Securities. If any Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Purchased Securities by the Underwriters pursuant to such Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(f) and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If any Terms Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or under such Terms Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or under such Terms Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated such Terms Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by them in connection with the Purchased Securities.

12.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

13.      Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

14.      Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company and each Underwriter hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby. The Company and each Underwriter irrevocably and unconditionally waives any objection to the laying of

16

venue of any suit or proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

15.      Waiver of Jury Trial. The Company and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

DOWDUPONT INC.,

By:
/s/ Jeanmarie F. Desmond
Name: Jeanmarie F. Desmond
Title: Co-Controller

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted as of the

date first above written.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

For themselves and as Representatives of

the several Underwriters named in Schedule B to

the Terms Agreement dated the date hereof

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nevin Bhatia
Name: Nevin Bhatia
Title: Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
Name: Daniel Young
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

DOWDUPONT INC.

(“Company”)

Debt Securities

TERMS AGREEMENT

November 14, 2018

DowDuPont Inc.

Attention: Jeanmarie Desmond

Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule B hereto and for their respective accounts, we offer to purchase, severally and not jointly, on and subject to the terms and conditions of the Underwriting Agreement dated November 14, 2018 (the “Underwriting Agreement”) the following securities (the “Notes”) on the following terms:

Title of Securities:

3.766% Notes due 2020 (the “2020 Notes”);

4.205% Notes due 2023 (the “2023 Notes”);

4.493% Notes due 2025 (the “2025 Notes”);

4.725% Notes due 2028 (the “2028 Notes”);

5.319% Notes due 2038 (the “2038 Notes”);

5.419% Notes due 2048 (the “2048 Notes”);

Floating Rate Notes due 2020 (the “2020 Floating Rate Notes”);

Floating Rate Notes due 2023 (the “2023 Floating Rate Notes”).

Aggregate Principal Amount Offered:

2020 Notes: $1,500,000,000;

2023 Notes: $2,500,000,000;

2025 Notes: $1,850,000,000;

2028 Notes: $2,250,000,000;

2038 Notes: $1,650,000,000;

2048 Notes: $2,150,000,000;

2020 Floating Rate Notes: $500,000,000;

2023 Floating Rate Notes: $300,000,000.

Interest Rate:

2020 Notes: 3.766% per annum;

2023 Notes: 4.205% per annum;

2025 Notes: 4.493% per annum;

2028 Notes: 4.725% per annum;

2038 Notes: 5.319% per annum;

2048 Notes: 5.419% per annum;

2020 Floating Rate Notes: per annum rate equal to three-month LIBOR, as determined on the relevant interest determination date, plus 0.71%;

2023 Floating Rate Notes: per annum rate equal to three-month LIBOR, as determined on the relevant interest determination date, plus 1.11%.

Maturity Date:

2020 Notes: November 15, 2020;

2023 Notes: November 15, 2023;

2025 Notes: November 15, 2025;

2028 Notes: November 15, 2028;

2038 Notes: November 15, 2038;

2048 Notes: November 15, 2048;

2020 Floating Rate Notes: November 15, 2020;

2023 Floating Rate Notes: November 15, 2023.

Optional Redemption:

2020 Notes: Make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the maturity date at Treasury Rate plus 15 basis points;

2023 Notes: Prior to October 15, 2023 (the “2023 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2023 Par Call Date at Treasury Rate plus 20 basis points; on or after the 2023 Par Call Date, par call at 100% of principal amount of 2023 Notes, plus accrued and unpaid interest;

2025 Notes: Prior to September 15, 2025 (the “2025 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2025 Par Call Date at Treasury Rate plus 25 basis points; on or after the 2025 Par Call Date, par call at 100% of principal amount of 2025 Notes, plus accrued and unpaid interest;

2028 Notes: Prior to August 15, 2028 (the “2028 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2028 Par Call Date at Treasury Rate plus 25 basis points; on or after the 2028 Par Call Date, par call at 100% of principal amount of 2028 Notes, plus accrued and unpaid interest;

2038 Notes: Prior to May 15, 2038 (the “2038 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2038 Par Call Date at Treasury Rate plus 30 basis points; on or after the 2038 Par Call Date, par call at 100% of principal amount of 2038 Notes, plus accrued and unpaid interest;

2048 Notes: Prior to May 15, 2048 (the “2048 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2048 Par Call Date at Treasury Rate plus 30 basis points; on or after the 2048 Par Call Date, par call at 100% of principal amount of 2048 Notes, plus accrued and unpaid interest.

Neither the 2020 Floating Rate Notes nor the 2023 Floating Rate Notes will be redeemable at the option of the Company prior to maturity.

Mandatory Redemption:	Under certain conditions described in the Company’s prospectus supplement, subject to completion, dated November 13, 2018, and filed with the Securities and Exchange Commission, the Company will be required to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption.

Sinking Fund:	2020 Notes: None; 2023 Notes: None; 2025 Notes: None; 2028 Notes: None; 2038 Notes: None; 2048 Notes: None; 2020 Floating Rate Notes: None; 2023 Floating Rate Notes: None.

Delayed Delivery Contracts:	2020 Notes: None; 2023 Notes: None; 2025 Notes: None; 2028 Notes: None; 2038 Notes: None; 2048 Notes: None; 2020 Floating Rate Notes: None; 2023 Floating Rate Notes: None.

Purchase Price:

2020 Notes: 99.75% plus accrued interest, if any, from November 28, 2018;

2023 Notes: 99.40% plus accrued interest, if any, from November 28, 2018;

2025 Notes: 99.375% plus accrued interest, if any, from November 28, 2018;

2028 Notes: 99.350% plus accrued interest, if any, from November 28, 2018;

2038 Notes: 99.125% plus accrued interest, if any, from November 28, 2018;

2048 Notes: 99.125% plus accrued interest, if any, from November 28, 2018;

2020 Floating Rate Notes: 99.75% plus accrued interest, if any, from November 28, 2018; 2023 Floating Rate Notes: 99.40% plus accrued interest, if any, from November 28, 2018.

Expected Reoffering Price:

2020 Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2023 Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2025 Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2028 Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2038 Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2048 Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2020 Floating Rate Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned;

2023 Floating Rate Notes: 100% of principal amount, plus accrued interest, if any, from November 28, 2018, subject to change by the undersigned.

Other Terms:	As described in the General Disclosure Package.

Approved Issuer Free Writing Prospectuses pursuant to Section 2 of the Underwriting Agreement:	Final Term Sheet dated November 14, 2018, as filed pursuant to Rule 433. Electronic roadshow presentation of the Company relating to the offering of the Notes, dated November 2018.

Applicable Time:	4:30 P.M.

Closing	10:00 A.M. on November 28, 2018 at Cravath, Swaine Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

Trustee:	U.S. Bank National Association.

The respective principal amounts of the Notes to be purchased by each of the Underwriters are set forth opposite their names in Schedule B hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference. This represents a “firm bid” for purposes of Section 8 of the Underwriting Agreement.

Each Underwriter, severally and not jointly, agrees in connection with the initial distribution of the Notes to comply with the selling restrictions set forth under the caption “Underwriting—Selling Restrictions” in the Company’s prospectus supplement, dated as of the date hereof, to the extent such selling restrictions are applicable to such Underwriter.

Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and return it to us.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

For themselves and as Representatives of the several Underwriters named in Schedule B

CREDIT SUISSE SECURITIES (USA) LLC

By:
/s/ Nevin Bhatia
Name: Nevin Bhatia Title: Director

GOLDMAN SACHS & CO. LLC

By:
/s/ Daniel Young
Name: Daniel Young Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:
/s/ Som Bhattacharyya
Name: Som Bhattacharyya Title: Executive Director

[Signature Page to the Terms Agreement]

SCHEDULE A

DowDuPont Inc.

Final Term Sheet

November 14, 2018

$1,500,000,000 3.766% Notes due 2020

$2,500,000,000 4.205% Notes due 2023

$1,850,000,000 4.493% Notes due 2025

$2,250,000,000 4.725% Notes due 2028

$1,650,000,000 5.319% Notes due 2038

$2,150,000,000 5.419% Notes due 2048

$500,000,000 Floating Rate Notes due 2020

$300,000,000 Floating Rate Notes due 2023

Issuer:	DowDuPont Inc.

Title of Securities:

3.766% Notes due 2020: (the “2020 Notes”);

4.205% Notes due 2023: (the “2023 Notes”);

4.493% Notes due 2025: (the “2025 Notes”);

4.725% Notes due 2028: (the “2028 Notes”);

5.319% Notes due 2038: (the “2038 Notes”);

5.419% Notes due 2048: (the “2048 Notes”);

Floating Rate Notes due 2020: (the “2020 Floating Rate Notes”);

Floating Rate Notes due 2023: (the “2023 Floating Rate Notes”).

Ratings (Moody’s / S&P / Fitch)*:	Baa1 / A- / BBB+ (stable / stable / stable).

Distribution:	SEC-registered.

Trade Date:	November 14, 2018.

Settlement Date (T+9)**:	November 28, 2018.

Maturity Date:

2020 Notes: November 15, 2020;

2023 Notes: November 15, 2023;

2025 Notes: November 15, 2025;

2028 Notes: November 15, 2028;

2038 Notes: November 15, 2038;

2048 Notes: November 15, 2048;

2020 Floating Rate Notes: November 15, 2020;

2023 Floating Rate Notes: November 15, 2023.

Aggregate Principal Amount Offered:	2020 Notes: $1,500,000,000; 2023 Notes: $2,500,000,000; 2025 Notes: $1,850,000,000; 2028 Notes: $2,250,000,000;

2038 Notes: $1,650,000,000; 2048 Notes: $2,150,000,000; 2020 Floating Rate Notes: $500,000,000; 2023 Floating Rate Notes: $300,000,000.

Price to Public (Issue Price):	2020 Notes: 100%; 2023 Notes: 100%; 2025 Notes: 100%; 2028 Notes: 100%; 2038 Notes: 100%; 2048 Notes: 100%; 2020 Floating Rate Notes: 100%; 2023 Floating Rate Notes: 100%.

Yield to Maturity:	2020 Notes: 3.766%; 2023 Notes: 4.205%; 2025 Notes: 4.493%; 2028 Notes: 4.725%; 2038 Notes: 5.319%; 2048 Notes: 5.419%.

Interest Rate:

2020 Notes: 3.766% per annum;

2023 Notes: 4.205% per annum;

2025 Notes: 4.493% per annum;

2028 Notes: 4.725% per annum;

2038 Notes: 5.319% per annum;

2048 Notes: 5.419% per annum;

2020 Floating Rate Notes: per annum rate equal to three-month LIBOR, as determined on the relevant interest determination date, plus 0.71%;

2023 Floating Rate Notes: per annum rate equal to three-month LIBOR, as determined on the relevant interest determination date, plus 1.11%.

Interest Payment Dates:

2020 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2019;

2023 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2019;

2025 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2019;

2028 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2019;

2038 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2019;

2048 Notes: Semi-annually on each May 15 and November 15, commencing May 15, 2019;

2020 Floating Rate Notes: Quarterly on each February 15, May 15, August 15 and November 15, commencing February 15, 2019;

2023 Floating Rate Notes: Quarterly on each February 15, May 15, August 15 and November 15, commencing February 15, 2019.

Benchmark Treasury:

2020 Notes: 2.875% due October 31, 2020;

2023 Notes: 2.875% due October 31, 2023;

2025 Notes: 3.000% due October 31, 2025;

2028 Notes: 3.125% due November 15, 2028;

2038 Notes: 3.000% due August 15, 2048;

2048 Notes: 3.000% due August 15, 2048.

Spread to Benchmark Treasury:	2020 Notes: + 90 basis points; 2023 Notes: + 125 basis points; 2025 Notes: + 145 basis points; 2028 Notes: + 160 basis points; 2038 Notes: + 195 basis points; 2048 Notes: + 205 basis points.

Benchmark Treasury Price:	2020 Notes: 100-00+; 2023 Notes: 99-20 1/4; 2025 Notes: 99-23+; 2028 Notes: 100-00; 2038 Notes: 93-03; 2048 Notes: 93-03.

Benchmark Treasury Yield:	2020 Notes: 2.866%; 2023 Notes: 2.955%; 2025 Notes: 3.043%; 2028 Notes: 3.125%; 2038 Notes: 3.369%; 2048 Notes: 3.369%.

Optional Redemption:

2020 Notes: Make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the maturity date at Treasury Rate plus 15 basis points;

2023 Notes: Prior to October 15, 2023 (the “2023 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2023 Par Call Date at Treasury Rate plus 20 basis points; on or after the 2023 Par Call Date, par call at 100% of principal amount of 2023 Notes, plus accrued and unpaid interest;

2025 Notes: Prior to September 15, 2025 (the “2025 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2025 Par Call Date at Treasury Rate plus 25 basis points; on or after the 2025 Par Call Date, par call at 100% of principal amount of 2025 Notes, plus accrued and unpaid interest;

2028 Notes: Prior to August 15, 2028 (the “2028 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2028 Par Call Date at Treasury Rate plus 25 basis points; on or after the 2028 Par Call Date, par call at 100% of principal amount of 2028 Notes, plus accrued and unpaid interest;

2038 Notes: Prior to May 15, 2038 (the “2038 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2038 Par Call Date at Treasury Rate plus 30 basis points; on or after the 2038 Par Call Date, par call at 100% of principal amount of 2038 Notes, plus accrued and unpaid interest;

2048 Notes: Prior to May 15, 2048 (the “2048 Par Call Date”), make-whole call at any time at the greater of 100% or the discounted present value of the remaining scheduled payments of principal and interest from the redemption date to the 2048 Par Call Date at Treasury Rate plus 30 basis points; on or after the 2048 Par Call Date, par call at 100% of principal amount of 2048 Notes, plus accrued and unpaid interest;

Each of the 2020 Floating Rate Notes and the 2023 Floating Rate Notes will not be redeemable at the option of the Issuer prior to maturity.

Mandatory Redemption:	Under certain conditions described in the Company’s prospectus supplement, subject to completion, dated November 13, 2018, and filed with the Securities and Exchange Commission, the Company will be required to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding the date of redemption.

Joint Bookrunners:	Credit Suisse Securities (USA) LLC Goldman Sachs & Co. LLC J.P. Morgan Securities LLC

Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mizuho Securities USA LLC MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc.

Co-Managers:

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities LLC

Standard Chartered Bank

TD Securities (USA) LLC

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

ABN AMRO Securities (USA) LLC

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Loop Capital Markets LLC

Rabo Securities USA, Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Citizens Capital Markets, Inc.

ING Financial Markets LLC

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

Westpac Capital Markets LLC

CUSIP:

2020 Notes: 26078J AA8;

2023 Notes: 26078J AB6;

2025 Notes: 26078J AC4;

2028 Notes: 26078J AD2;

2038 Notes: 26078J AE0;

2048 Notes: 26078J AF7;

2020 Floating Rate Notes: 26078J AG5;

2023 Floating Rate Notes: 26078J AH3.

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

*	A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.

**

It is expected that delivery of the Notes will be made against payment thereof on or about November 28, 2018, which will be the ninth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+9”). Under Rule 15c6-1, under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof or the next six succeeding business days will be required, by virtue of the fact that the notes initially will settle T+9, to specify an alternate arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during the period described above should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting (i) Credit Suisse Securities (USA) LLC by telephone at 1-800-221-1037 or (ii) Goldman Sachs & Co. LLC by telephone at 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com or (iii) J.P. Morgan Securities LLC by telephone collect at 1-212-834-4533.

SCHEDULE B

Underwriters	Principal Amount of 3.766% Notes due 2020	Principal Amount of 4.205% Notes due 2023	Principal Amount of 4.493% Notes due 2025	Principal Amount of 4.725% Notes due 2028	Principal Amount of 5.319% Notes due 2038	Principal Amount of 5.419% Notes due 2048	Principal Amount of Floating Notes due 2020	Principal Amount of Floating Notes due 2023
Credit Suisse Securities (USA) LLC	$250,000,000	$416,667,000	$308,333,000	$375,000,000	$275,000,000	$358,333,000	$83,334,000	$50,000,000
Goldman Sachs & Co. LLC	250,000,000	416,667,000	308,333,000	375,000,000	275,000,000	358,334,000	83,333,000	50,000,000
J.P. Morgan Securities LLC	250,000,000	416,666,000	308,334,000	375,000,000	275,000,000	358,333,000	83,333,000	50,000,000
Barclays Capital Inc.	75,000,000	125,000,000	92,500,000	112,500,000	82,500,000	107,500,000	25,000,000	15,000,000
Citigroup Global Markets Inc.	75,000,000	125,000,000	92,500,000	112,500,000	82,500,000	107,500,000	25,000,000	15,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000	125,000,000	92,500,000	112,500,000	82,500,000	107,500,000	25,000,000	15,000,000
Mizuho Securities USA LLC	75,000,000	125,000,000	92,500,000	112,500,000	82,500,000	107,500,000	25,000,000	15,000,000
MUFG Securities Americas Inc.	75,000,000	125,000,000	92,500,000	112,500,000	82,500,000	107,500,000	25,000,000	15,000,000
SMBC Nikko Securities America, Inc.	75,000,000	125,000,000	92,500,000	112,500,000	82,500,000	107,500,000	25,000,000	15,000,000
BNP Paribas Securities Corp.	25,179,000	41,964,000	31,053,000	37,768,000	27,697,000	36,090,000	8,392,000	5,036,000
HSBC Securities (USA) Inc.	25,179,000	41,964,000	31,054,000	37,768,000	27,697,000	36,089,000	8,393,000	5,035,000
Santander Investment Securities Inc.	25,179,000	41,964,000	31,054,000	37,767,000	27,697,000	36,090,000	8,393,000	5,035,000
SG Americas Securities LLC	25,179,000	41,964,000	31,054,000	37,768,000	27,696,000	36,089,000	8,393,000	5,036,000
Standard Chartered Bank	25,178,000	41,964,000	31,054,000	37,768,000	27,696,000	36,089,000	8,393,000	5,036,000
TD Securities (USA) LLC	25,178,000	41,965,000	31,053,000	37,768,000	27,696,000	36,089,000	8,393,000	5,036,000
Wells Fargo Securities, LLC	25,178,000	41,965,000	31,053,000	37,768,000	27,696,000	36,089,000	8,393,000	5,036,000
Morgan Stanley & Co. LLC	15,000,000	25,000,000	18,500,000	22,500,000	16,500,000	21,500,000	5,000,000	3,000,000
ABN AMRO Securities (USA) LLC	9,844,000	16,406,000	12,141,000	14,766,000	10,828,000	14,109,000	3,281,000	1,969,000
BBVA Securities Inc.	9,844,000	16,406,000	12,141,000	14,766,000	10,828,000	14,109,000	3,281,000	1,969,000
Credit Agricole Securities (USA) Inc.	9,844,000	16,406,000	12,141,000	14,765,000	10,829,000	14,109,000	3,281,000	1,969,000
Deutsche Bank Securities Inc.	9,844,000	16,406,000	12,141,000	14,765,000	10,828,000	14,110,000	3,281,000	1,969,000
Loop Capital Markets LLC	9,844,000	16,406,000	12,141,000	14,765,000	10,828,000	14,110,000	3,281,000	1,969,000
Rabo Securities USA, Inc.	9,844,000	16,406,000	12,140,000	14,766,000	10,828,000	14,110,000	3,281,000	1,969,000
Scotia Capital (USA) Inc.	9,843,000	16,407,000	12,140,000	14,766,000	10,828,000	14,109,000	3,282,000	1,968,000
U.S. Bancorp Investments, Inc.	9,843,000	16,407,000	12,140,000	14,766,000	10,828,000	14,109,000	3,282,000	1,968,000
Citizens Capital Markets, Inc.	6,000,000	10,000,000	7,400,000	9,000,000	6,600,000	8,600,000	2,000,000	1,200,000
ING Financial Markets LLC	6,000,000	10,000,000	7,400,000	9,000,000	6,600,000	8,600,000	2,000,000	1,200,000
Samuel A. Ramirez & Company, Inc.	6,000,000	10,000,000	7,400,000	9,000,000	6,600,000	8,600,000	2,000,000	1,200,000
The Williams Capital Group, Inc.	6,000,000	10,000,000	7,400,000	9,000,000	6,600,000	8,600,000	2,000,000	1,200,000
Westpac Capital Markets LLC	6,000,000	10,000,000	7,400,000	9,000,000	6,600,000	8,600,000	2,000,000	1,200,000
Total	$1,500,000,000	$2,500,000,000	$1,850,000,000	$2,250,000,000	$1,650,000,000	$2,150,000,000	$500,000,000	$300,000,000

COMPANY ACCEPTANCE

DowDupont Inc.

Wilmington, Delaware

November 14, 2018

To	Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Ladies and Gentlemen:

We accept the offer contained in your letter, dated November 14, 2018, relating to $1,500,000,000 principal amount of our 3.766% Notes due 2020, $2,500,000,000 principal amount of our 4.205% Notes due 2023, $1,850,000,000 principal amount of our 4.493% Notes due 2025, $2,250,000,000 principal amount of our 4.725% Notes due 2028, $1,650,000,000 principal amount of our 5.319% Notes due 2038, $2,150,000,000 principal amount of our 5.419% Notes due 2048, $500,000,000 principal amount of our Floating Rate Notes due 2020 and $300,000,000 principal amount of our Floating Rate Notes due 2023. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement dated November 14, 2018 (the “Underwriting Agreement”) are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements included or incorporated by reference in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change, or any development involving a prospective material adverse change, in the business, financial position or results of operations of the undersigned and its subsidiaries, taken as a whole and with such materiality assessed after giving pro forma effect to the spin-off transactions described in the Prospectus, except as set forth in or contemplated by such Prospectus.

Very truly yours,

DOWDUPONT INC.

by
/s/ Jeanmarie F. Desmond
Name: Jeanmarie F. Desmond
Title: Co-Controller

[Signature Page to Company Acceptance]

SCHEDULE II

DELAYED DELIVERY CONTRACT

, 20

DowDuPont	Inc.

    c/o [underwriters and address]

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from DowDuPont Inc., a Delaware corporation (the “Company”), and the Company agrees to sell to the undersigned principal amount of the Company’s [state title of issue] (the “Securities”), offered by the Company’s Prospectus dated             , 20    and a Prospectus Supplement dated             , 20    relating thereto, receipt of copies of which are hereby acknowledged, at a purchase price of        % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

Delivery Date	Principal Amount	Plus Accrued Interest From

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of                      , New York, NY, at                 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The provisions for delayed delivery and payment are for the sole convenience of the undersigned. The purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract. The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to Underwriters of such part of the Securities as is to be sold to them. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

This contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

[PURCHASER],

by

Name:
Title:

Accepted:

DOWDUPONT INC.,

by

Name:
Title:

[Signature Page to Delayed Delivery Contract]

PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

Name	Telephone No. (Including Area Code)	Department